As filed with the Securities and Exchange Commission on October 30, 2006

                                       Investment Company Act File No. 811-21911
 -------------------------------------------------------------------------------

                          U.S. SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                                   D.C. 20549

                              ---------------------

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)


/X/       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
/X/       Amendment No. 1

                              ---------------------

                         OLD MUTUAL 2100 ABSOLUTE RETURN
                               MASTER FUND, L.L.C.
               (Exact name of Registrant as specified in Charter)

                         287 Bowman Avenue, Second Floor
                            Purchase, New York 10577
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (888) 266-2200

                                William J. Landes
                             c/o 2100 Larch Lane LLC
                                 Riverview Plaza
                         287 Bowman Avenue, Second Floor
                            Purchase, New York 10577
                     (Name and address of agent for service)

                                    COPY TO:
                             George M. Silfen, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                               New York, NY 10022
 -------------------------------------------------------------------------------

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Registrant may be made only by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

                                     PART A

         Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 of Old Mutual 2100 Absolute Return Fund, L.L.C. (the "Feeder Fund"), as filed with the Securities and Exchange Commission (the "Commission") on October 26, 2006 (the "Feeder Fund's Registration Statement").

ITEM 3.  FEE TABLE.

         This table describes the fees and expenses that you will pay if you buy and hold limited liability company interests in Old Mutual 2100 Absolute Return Master Fund, L.L.C. (the "Master Fund"). Because the Master Fund has not been operational for a full year, many of these expenses are estimates.

Annual Expenses (as a percentage of net assets of the Master Fund):
Management Fee                                                          0%(1)
Other Expenses (2)                                                      0.62%
Total Annual Expenses                                                   0.62%

(1) For a discussion of the payment of the Management Fee, please see the section entitled "Investment Advisory Services" in the Feeder Fund's prospectus (the "Prospectus") included in the Feeder Fund's Registration Statement.

(2) "Other Expenses" are estimated based on the Master Fund's estimated net assets of approximately $18 million and anticipated expenses for the first year of the Master Fund's operations, and includes professional fees and other expenses, including, without limitation, organizational and offering costs of the Master Fund, as well as administration, custody fees and other expenses.

The purpose of the table above and the example below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled "Investment Advisory Services" and "Fees and Expenses" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.


                            Example                         1 Year      3 Years        5 Years       10 Years
                                                            ------      -------        -------       --------
You would pay the following expenses on a $1,000
investment in the Master Fund, assuming a 5% annual return:   $6          $20            $35            $78


The example above is based on the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown and the actual rate of return may be greater or less than the hypothetical 5% return assumed in the examples.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT.

         The Master Fund is a closed-end, non-diversified, management investment company that was organized as a limited liability company under the laws of the State of Delaware on April 25, 2006. Interests in the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by "accredited investors," as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Master Fund's investment objective is to seek to generate attractive returns while attempting to reduce volatility. In pursuing its investment objective, the Master Fund invests its assets primarily in private investment funds, joint ventures, investment companies and other similar investment vehicles ("Portfolio Funds") that are managed by a select group of portfolio managers ("Portfolio Managers") that invest in a variety of financial markets and utilize a broad range of alternative investment strategies. In allocating the assets of the Master Fund, it is expected that 2100 Larch Lane LLC, the Master Fund's investment adviser (the "Adviser") will take an "absolute return" approach, I.E., seek to generate returns that are not highly correlated with the performance of major equity, bond or commodities markets. In doing so, the Adviser expects to emphasize investments with Portfolio Managers that pursue "Relative Value Arbitrage Strategies" and "Long-Short Trading Strategies." Relative Value Arbitrage Strategies generally involve the simultaneous purchase and sale of 'like' securities in order to seek to profit from pricing discrepancies between markets. Long-Short Trading Strategies involve the purchase of stocks which are believed to be undervalued and the selling short of stocks believed to be overvalued. Statistical Arbitrage and Fundamental Long-Short Strategies are among the strategies used in long-short trading. Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Program," "Investment Practices and Related Risk Factors" and "Additional Risk Factors" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 9.  MANAGEMENT

         A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Fund," and "Investment Advisory Services" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement. The following list identifies the specific sections of the Feeder Fund's Prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)                        Management of the Fund

Item 9.1(b)                        Investment Advisory Services

Item 9.1(c)                        Investment Advisory Services

Item 9.1(d)                        Administration Agreement

Item 9.1(e)                        Custodian and Escrow Agent

Item 9.1(f)

                                                The  Master  Fund  bears its own
                                  operating expenses. These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Managers, investment-related interest expense, all costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with the Master Fund's investments, including its investments in Portfolio Funds, costs and expenses associated with background checks on Portfolio Managers, all costs and expenses associated with retaining independent third parties to provide risk management services to the Master Fund, transfer taxes and premiums and taxes withheld on foreign dividends); any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Master Fund; entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees; custody and escrow fees and expenses; the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond for the Master Fund; any investment management fee; fees and travel-related expenses of the Board of Managers of the Master Fund (the "Board") who are not employees of the Adviser or any affiliate of the Adviser; all costs and charges for equipment or services used in communicating information regarding the Master Fund's transactions among the Adviser and any custodian or other agent engaged by the Master Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.

Item 9.1(g)                        Not Applicable

Item 9.2                           Not Applicable

Item 9.3                           See response to Item 19 below.

ITEM 10.  CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.  CAPITAL STOCK

         The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor in the Master Fund will be a member (a "Member") of the Master Fund and his or her rights in the Master Fund will be established and governed by the limited liability company agreement of the Master Fund (the "Master Fund Agreement"), which is attached herewith. The following is a summary description of certain provisions of the Master Fund Agreement. The description of such provisions is not definitive and reference should be made to the complete text of the Master Fund Agreement.

         The security purchased by an Investor is a limited liability company interest (an "Interest") in the Master Fund. All Interests shall be fully paid and nonassessable. Investors shall have no preemptive or other rights to subscribe for any additional Interests.

         The management and operation of the Master Fund and its business and affairs will be vested solely in the Board, and the members of the Board will be the "managers" of the Master Fund (each, a "Manager" and collectively, the "Managers"). In no event shall any Member, in his or her capacity as such, have any role in the management of the Master Fund's affairs. The Members shall have power to vote only: (i) for the election of Managers as provided in the following paragraph; (ii) with respect to any amendment of the Master Fund Agreement, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the Master Fund Agreement, applicable law or as the Board may consider necessary or desirable. With respect to any matter requiring the vote of Members, the Members shall vote in proportion to the value of their respective capital accounts as of the record date applicable to the consideration of such matter.

         There will normally be no meetings of Members for the purpose of electing Managers except that, in accordance with the Investment Company Act of 1940 (the "1940 Act"): (i) the Master Fund will hold a meeting of Members for the election of Managers at such time as less than a majority of the Managers holding office have been elected by Members; and (ii) if, as a result of a vacancy on the Board, less than two-thirds of the members of the Board holding office have been elected by the Members, that vacancy may be filled only by a vote of the Members.

         The Board may admit one or more Members generally at the beginning of each month; PROVIDED, HOWEVER, that the Master Fund may, in the discretion of the Board, admit Members more or less frequently. Subject to the foregoing terms, Members may be admitted to the Master Fund subject to the condition that each such Member shall execute an appropriate signature page of the Master Fund Agreement or of the Master Fund's investor certification pursuant to which such Member agrees to be bound by all the terms and provisions of the Master Fund Agreement. The Board may in its absolute discretion reject any purchase of an Interest. Interests will be issued only in a transaction or transactions not requiring registration under the 1933 Act.

         The Master Fund may be dissolved: (i) by an affirmative vote of the Board to dissolve the Master Fund; (ii) by affirmative vote of the Members of the Master Fund holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; (iii) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in the event that no Manager remains to continue the business of the Master Fund; (iv) upon the expiration of any two-year period that commences on the date on which any Member has submitted a written notice to the Master Fund to tender its entire Interest for repurchase by the Master Fund if such Interest has not been repurchased by the Master Fund; or (v) as required by operation of law.

ITEM 10.2.  LONG-TERM DEBT.

         Not applicable.

ITEM 10.3.  GENERAL.

         Not applicable.

ITEM 10.4.  TAXES.

         Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Aspects" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 10.5.  OUTSTANDING SECURITIES.

         As of the date of filing of this Registration Statement, there are no securities of the Master Fund outstanding.

ITEM 10.6.  SECURITIES RATINGS.

         Not applicable.

ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES.

         Not applicable.

ITEM 12.  LEGAL PROCEEDINGS.

         Not applicable.

ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

         Not applicable.

                                     PART B

         Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund's Registration Statement on Form N-2.

ITEM 14.  COVER PAGE.

         Not applicable.

ITEM 15.  TABLE OF CONTENTS.

         Not applicable.

ITEM 16.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

         Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment process, is incorporated by reference from the sections entitled "Investment Program," "Investment Practices and Related Risk Factors" and "Additional Risk Factors" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 18.  MANAGEMENT.

         Information about the Managers and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Managers, the committees of the Board and the material factors considered by the Board and its conclusions thereto in approving the investment management agreement with the Adviser is incorporated by reference from the sections entitled "Management of the Fund" and "Investment Advisory Services" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         The Feeder Fund invests substantially all of its assets in the Master Fund. As of October 27, 2006, the Feeder Fund owned more than 25% of the outstanding Interests of the Master Fund:

Name                              Address           Percentage of Ownership

Old Mutual 2100 Absolute Return
Fund, L.L.C.                      (1)                       100%(2)


         (1)   The Feeder Fund has the same address as the Master Fund.

         (2) It is expected that, in addition to the Feeder Fund's investment in the Master Fund, an affiliate of the Adviser will also make a seed investment in the Master Fund.

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES.

         Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Investment Advisory Services" and "Additional Information and Summary of Limited Liability Company Agreement" in the Feeder Fund's Prospectus, included in the Feeder Fund's Registration Statement.

ITEM 21.  PORTFOLIO MANAGERS

         Information about the portfolio managers and their other accounts managed, compensation and ownership of securities is incorporated herein by reference from the section entitled "Investment Advisory Services" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 22.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Brokerage" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 23.  TAX STATUS.

         Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Aspects" in the Feeder Fund's Prospectus included in the Feeder Fund's Registration Statement.

ITEM 24.  FINANCIAL STATEMENTS.

         The Master Fund's financial statements are provided on the following pages.

[LOGO OMITTED]

ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




             Report of Independent Registered Public Accounting Firm


To the Board of Managers and Member
Old Mutual 2100 Absolute Return Master Fund, L.L.C.

      We have audited the accompanying statement of assets and liabilities of Old Mutual 2100 Absolute Return Master Fund, L.L.C. as of October 17, 2006 and the related statements of operations, changes in member's equity and cash flows for the period April 25, 2006 (date of inception) through October 17, 2006. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Mutual 2100 Absolute Return Master Fund, L.L.C. as of October 17, 2006, and the results of its operations, the changes in member's equity and cash flows for the period April 25, 2006 (date of inception) through October 17, 2006 in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ ANCHIN, BLOCK & ANCHIN LLP

New York, N.Y.
October 17, 2006

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 17, 2006
--------------------------------------------------------------------------------

ASSETS
Cash                                                           $ 100,000
Deferred offering costs                                           14,725
                                                              -----------
             Total assets                                        114,725
                                                              -----------

LIABILITIES
Payable to Adviser                                               109,625
                                                              -----------
             Total liabilities                                   109,625
                                                              -----------

             Net Assets                                        $   5,100
                                                              ===========

MEMBER'S EQUITY                                                $   5,100
                                                              ===========





















The accompanying notes are an integral part of the financial statements.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
STATEMENT OF OPERATIONS
FOR THE PERIOD APRIL 25, 2006 (DATE OF INCEPTION) THROUGH OCTOBER 17, 2006
--------------------------------------------------------------------------------

EXPENSES:
     Organization costs                                        $  109,900
                                                              ------------
Total expenses                                                    109,900
Reimbursement of expenses by Adviser                              (15,000)
                                                              ------------
Net expenses                                                       94,900
                                                              ------------

Net loss                                                      $   (94,900)
                                                              ============





















The accompanying notes are an integral part of the financial statements.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
STATEMENT OF CHANGES IN MEMBER'S EQUITY
FOR THE PERIOD APRIL 25, 2006 (DATE OF INCEPTION) THROUGH OCTOBER 17, 2006
--------------------------------------------------------------------------------

NET DECREASE IN MEMBER'S EQUITY FROM OPERATIONS:
Net loss                                                       $ (94,900)
                                                               ----------

MEMBER'S EQUITY TRANSACTIONS:
     Proceeds from the sales of Interests                        100,000
                                                               ----------

Net Increase in Member's Equity                                    5,100
                                                               ----------

Member's Equity at Beginning of Period                               -
                                                               ----------
Member's Equity at End of Period                               $   5,100
                                                               ==========




























The accompanying notes are an integral part of the financial statements.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
STATEMENT OF CASH FLOWS
FOR THE PERIOD APRIL 25, 2006 (DATE OF INCEPTION) THROUGH OCTOBER 17, 2006
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Adjustments to reconcile net increase in member's equity
 from operations to net cash used in operating activities:
     Net loss                                                     $ (94,900)
     Increase in Payable to Adviser                                  94,900
                                                                  ----------
 Net cash used in operating activities                                  -
                                                                  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sales of Interests                                100,000
                                                                  ----------
Net cash provided by financing activities                           100,000
                                                                  ----------

Net change in cash                                                  100,000
                                                                  ----------

Cash at beginning of period                                             -
                                                                  ----------
Cash at end of period                                             $ 100,000
                                                                  ==========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
  Deferred offering costs paid by Adviser                         $  14,725
                                                                  ==========




























The accompanying notes are an integral part of the financial statements.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 17, 2006
--------------------------------------------------------------------------------

1. ORGANIZATION

Old Mutual 2100 Absolute Return Master Fund, L.L.C. (the "Fund") is a newly formed Delaware limited liability company that is registered under the
Investment Company Act of 1940, as amended (the "1940 Act") as a non-diversified, closed-end, management investment company. The fund is a master fund in a master/feeder structure into which its investor, the Old Mutual 2100 Absolute Return Fund, L.L.C. (the "Feeder Fund" or "Member"), will invest substantially all of its assets.

The Fund employs a "fund of funds" investment program that enables eligible investors, through one investment, to participate in the investment programs of a professionally selected group of asset managers without being subject to the high minimum investment requirements that many asset managers typically impose. The Fund is similar to a private investment fund in that it will be actively managed and interests in the Feeder Fund ("Interests") will be sold solely to high net worth individual and institutional investors, but differs from a typical private investment fund in that it has registered as an investment company under the 1940 Act.

The Fund's investment objective is to seek to generate attractive returns while attempting to reduce volatility. The Fund will invest its assets primarily in private investment funds, joint ventures, investment companies and other similar investment vehicles ("Portfolio Funds") that are managed by a select group of portfolio managers ("Portfolio Managers") that invest in a variety of financial markets and utilize a broad range of alternative investment strategies.

For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the initial closing date, and will end on March 31, 2007. The 12-month period ending December 31 of each year is the taxable year of the Fund.

The Fund expects to commence investing activity on November 1, 2006.

2. SIGNIFICANT ACCOUNTING POLICIES

The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and may require the use of management accruals and estimates. Actual results may differ from estimates.

A. INCOME TAXES

Counsel to the Fund will render an opinion that the Fund will be classified as a partnership and not as an association taxable as a corporation for Federal tax purposes. Counsel to the Fund also will render its opinion that, under a "facts and circumstances" test, the Fund will not be treated as a "publicly traded partnership" taxable as a corporation. Accordingly, the Fund should not be subject to Federal income tax, and each Member will be required to report on its own annual tax return such Member's distributive share of the Fund's taxable income or loss.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
OCTOBER 17, 2006
--------------------------------------------------------------------------------


3. MANAGEMENT FEE AND RELATED PARTY TRANSACTIONS

2100 Larch Lane LLC (the "Adviser"), a Delaware limited liability company, serves as the investment adviser of the Fund pursuant to an agreement dated October 13, 2006. The initial term of the agreement expires on October 13, 2008 and may be continued in effect from year to year thereafter if its continuance is approved annually. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). LLA Holdings, LLC, the special member of the Adviser, owns 75% of the Adviser and is an indirect majority-owned subsidiary of Old Mutual (US) Holdings, Inc., which is a wholly-owned subsidiary of Old Mutual plc, a London exchange listed international financial services firm. The Adviser is responsible for developing, implementing and supervising the Fund's investment program and providing day-to-day management services to the Fund.

Under the agreement with the Adviser, the Fund does not pay any investment management fee to the Adviser. However, under the agreement, in the event the Adviser ceases to serve as the Adviser to any fund that invests substantially all of its assets in the Fund (a "Feeder Fund"), the Master Fund would then be subject to a fee that is calculated and payable in accordance with the lowest annual rate that had most recently been charged by the Adviser to such Feeder Fund.

The Fund and the Feeder Fund have entered into a Master/Feeder Agreement dated October 13, 2006. Pursuant to the agreement, the Fund and the Feeder Fund will each have the same investment objective and substantially the same investment policies. The Feeder Fund will pursue its investment objective by investing on an ongoing basis substantially all of its investable assets in the Fund in exchange for limited liability company interests in in the Fund.

The Fund is managed by the Board of Managers (the "Board") and each member of the Board who is not an "interested manager" of the Fund, as defined by the 1940 Act, is entitled to an annual retainer $2,500 and will be reimbursed by the Fund for travel-related expenses. The non-interested managers of the Board are Gerald Hellerman, Paul D. Malek, and George W. Morriss.

4.  FUND EXPENSES

The Fund bears its own operating expenses. These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Managers, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions, transfer taxes and premiums and taxes withheld on foreign dividends); any non-investment related interest expense; fees and disbursements of any attorneys or accountants engaged on behalf of the Fund; entity-level taxes, audit and tax preparation fees and expenses; administrative expenses and fees of the Fund; custody expenses of the Fund; the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond for the Fund; fees and travel-related expenses of the Board of the Fund who are not employees of the Adviser or any affiliate of the Adviser; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Sub-Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
OCTOBER 17, 2006
--------------------------------------------------------------------------------


The Fund also indirectly bears fees and expenses of the Portfolio Funds. Each Portfolio Manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages. The amount of these fees and allocations varies among Portfolio Managers, but the management fees are generally expected to be between 1.0%-2.0%, on an annual basis, of the total assets managed by a Portfolio Manager, and the performance fees or allocations are generally expected to be between 15%-25% of the net capital appreciation (if any) in the assets managed by a Portfolio Manager.

5.  INITIAL OFFERING COSTS AND ORGANIZATION EXPENSES

The Fund incurred initial offering costs totaling approximately $14,725 comprised principally of legal costs pertaining to the preparation of the Fund's offering documents. These costs will be amortized over the initial twelve-month period which is expected to expire on October 31, 2007.

Costs incurred in connection with the organization of the Fund will be expensed as incurred. The Adviser has paid the costs in connection with the organization of the Fund and has agreed to absorb $15,000 of the organization costs. The remainder of the organization costs will be repaid by the Fund. The Fund incurred $109,900 in organization costs as of October 17, 2006.

6. CASH AND CUSTODY CONCENTRATION

The Fund maintains a bank account in Pennsylvania. The Federal insurance on this account insures cash balances up to $100,000.

7. INVESTMENTS

The Fund will limit its investment position in any one Portfolio Fund to less than 5% of the Portfolio Fund's outstanding voting securities, absent an order of the Securities and Exchange Commission (the "SEC") (or assurances from the SEC staff) under which the Fund's contribution and withdrawal of capital from a Portfolio Fund in which it holds 5% or more of the outstanding interests will not be subject to various 1940 Act prohibitions on affiliated transactions. The Fund also is not required to adhere to this 5% investment limitation to the extent that it relies on certain SEC rules that provide exemptions from 1940 Act prohibitions on affiliated transactions. However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Sub-Adviser, the Fund may purchase non-voting securities of, or waive its right to vote its interests in, Portfolio Funds. Although the Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Fund to limit its position in any one Portfolio Fund, if investments in a Portfolio Fund by the Fund will equal or exceed 25% of the Portfolio Fund's assets, or such lower percentage limit as may be determined by the Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
OCTOBER 17, 2006
--------------------------------------------------------------------------------

8.  BORROWINGS

The Fund is authorized to borrow money for investment purposes, to meet repurchase requests and for cash management purposes. Borrowings by the Fund are subject to a 300% asset coverage requirement under the 1940 Act. Portfolio Funds that are not registered investment companies are not subject to this requirement.

9.  ADMINISTRATION SERVICES

Pursuant to an administrative services agreement dated October 13, 2006, SEI Investments Global Funds Services (the "Administrator"), provides various administrative services to the Fund and the Feeder Fund, including fund accounting, investor accounting and taxation services, maintaining the register of the Fund and generally performing all actions related to the issuance and transfer of Interests; reviewing and, subject to approval by the Fund, accepting subscriptions for Interests and accepting payment therefore; performing all acts related to the repurchase of Interests; and performing all other clerical services necessary in connection with the administration of the Fund.

In consideration for the services provided by the Administrator, the Fund pays the Administrator a monthly fee calculated and assessed monthly in arrears at an annualized rate of 0.01% of the Fund's net assets, subject to a minimum annual fee of $5,000.

SEI Private Trust Company serves as the custodian for the assets of the Fund pursuant to an agreement dated October 13, 2006. In consideration for the services provided by the Custodian, the Fund will pay the Custodian a monthly fee at an annualized rate of 0.0075% of the Fund's net assets, subject to a minimum annual fee of $1,500.

10.  CAPITAL ACCOUNTS AND ALLOCATIONS

The Fund will maintain a separate capital account for each Member. The initial balance of a Member's capital account will equal the amount of the Member's initial capital contribution to the Fund. The net profits or net losses of the Fund (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) are credited to or debited against the capital accounts of Members as of the end of each fiscal period in accordance with their respective investment percentages for the period. Each Member's investment percentage is determined each fiscal period by dividing, as of the commencement of the period, the balance of the Member's capital account by the sum of the balances of the capital accounts of all Members.

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND, L.L.C.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
OCTOBER 17, 2006
--------------------------------------------------------------------------------

A fiscal period begins on the day after the last day of the preceding fiscal period and ends at the close of business on the first to occur of: (i) the last day of each fiscal year (March 31); (ii) the last day of each taxable year (December 31); (iii) the day preceding the date as of which any contributions to the capital of the Fund is made; (iv) any day as of which the Fund repurchases the Interest (or portion thereof) of any Member; or (v) any day as of which any amount is credit to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

11. SUBSCRIPTIONS AND REDEMPTIONS OF INTERESTS

The Board may admit one or more Members generally at the beginning of each month; provided, however, that the Fund may, in the discretion of the Board, admit Members more or less frequently.

No Member or other person holding an Interest or portion thereof shall have the right to require the Fund to repurchase that Interest or portion thereof. The Board, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Interests or portions thereof pursuant to written tenders. However, the Fund shall not offer to repurchase Interests on more than four occasions during any one fiscal year; provided that offers made more than semi-annually in any taxable year shall only be accepted if Members give at least 65 days' notice of their acceptance in any tax year, unless it has consulted with counsel to the Fund and determined that more frequent offers would not cause any adverse tax consequences to the Fund or the Members. In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board shall consider, among other things, the recommendation of the Adviser.

12. INDEMNIFICATIONS

In the normal course of business, the Fund will enter into contracts that contain a variety of representations which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

                                     PART C

                                OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements:

                        The following financial statements are included in Part B of this Registration Statement:

                        (i) Statement of Assets and Liabilities, dated October 17, 2006

                        (ii)  Statement of Operations, dated October 17, 2006

                        (iii) Statement of Changes in Member's Equity, dated
                              October 17, 2006

                        (iv)  Statement of Cash Flows, dated October 17, 2006

                        (v)   Notes to Financial Statements

(2) Exhibits:

                        (a)  (1)  Certificate of Formation*

                             (2)  Limited Liability Company Agreement

                        (b)  Not Applicable

                        (c)  Not Applicable

                        (d)  See Item 25(2)(a)(2)

                        (e)  Not Applicable

                        (f)  Not Applicable

                        (g)  Form of Investment Management Agreement

                        (h)  Not Applicable

                        (i)  Not Applicable

                        (j)  Form of Custodian Services Agreement

                        (k)  Form of Administration Agreement

                        (l)  Not Applicable

                        (m)  Not Applicable

                        (n)  Not Applicable

                        (o)  Not Applicable

                        (p)  Not Applicable

                        (q)  Not Applicable

                        (r)  (1)  Form of Code of Ethics

                             (2)  Form of Code of Ethics of 2100 Larch Lane LLC

                  *Previously filed with the Registrant's Registration Statement on Form N-2 with the Securities and Exchange Commission on June 23, 2006.

ITEM 26. MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         All figures are estimates:


                  Accounting fees and expenses........................       $0
                  Legal fees and expenses.............................  $37,500
                  Printing and offering expenses......................  $14,725
                  Miscellaneous.......................................   $5,000

                                       Total..........................  $57,225

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly under common control with Registrant.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES


            TITLE OF CLASS                     NUMBER OF RECORD HOLDERS*
            --------------                     ------------------------

            Limited Liability Company          1
            Interests

            *As of October 27, 2006. It is expected that an affiliate of the Adviser will also make a seed investment in the Master Fund, in addition to the Feeder Fund's investment in the Master Fund.

ITEM 30. INDEMNIFICATION

         Reference is made to Section 3.8 of the Registrant's Limited Liability Company Agreement (the "Company Agreement"), provided herewith as exhibit
(a)(2). The Registrant hereby undertakes that it will apply the indemnification provision of the Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in Feeder Fund's Prospectus in the sections entitled "Management of the Fund" and "Investment Advisory Services." Information as to the members and officers of 2100 Larch Lane LLC is included in its Form ADV as filed with the Commission (File No. 801-64829), and is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

         SEI Investments Global Funds Services, Registrant's Administrator, maintains certain required accounting related and financial books and records of Registrant at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The other required books and records are maintained by 2100 Larch Lane LLC, Riverview Plaza, 287 Bowman Avenue, Second Floor, Purchase, New York 10577.

ITEM 33. MANAGEMENT SERVICES

         Not applicable.

ITEM 34. UNDERTAKINGS

         Not Applicable.

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of October, 2006.



                                        OLD MUTUAL 2100 ABSOLUTE RETURN MASTER
                                        FUND, L.L.C.


                                        By: /s/ William J. Landes
                                           -------------------------------------
                                           Name:  William J. Landes
                                           Title: Manager

                                  EXHIBIT INDEX

       EXHIBIT NUMBER                         DOCUMENT DESCRIPTION

            (a)                  (2)  Limited Liability Company Agreement
            (g)                       Form of Investment Management Agreement
            (j)                       Form of Custodian Services Agreement
            (k)                       Form of Administration Agreement
            (r)                  (1)  Form of Code of Ethics
            (r)                  (2)  Form of Code of 2100 Larch Lane LLC